Exhibit 10.9

Exhibit A

Performance Cash Award Notice

A. Participant:

B. Grant Date:	February 20, 2013

C. Performance Period:	1/1/2013 through 12/31/2015

D. Aggregate Target Award Value:

E. Performance Measures:

1.	Relative Total Stockholder Return: L-3’s TSR compared to the returns of a comparison group of companies (see Appendix 1). “TSR” means, with respect to a particular company for particular time period, the total stockholder return as reported by Bloomberg L.P. (or, if Bloomberg L.P. ceases to report such information, such other reporting service as shall be designated by the Committee). This measure will be assessed by determining L-3’s relative percentile positioning on TSR versus companies included in the comparison group.

Portion of Aggregate Target Award Value for this Performance Measure: 100%

Performance Scale:

Performance Levels	Relative TSR	Award Multiplier
Maximum	> 74th percentile	200%
	63rd percentile	150%
Target	50th percentile	100%
Threshold	40th percentile	50%
Below Threshold	< 40th percentile	0%

In the event that the level of actual performance exceeds the Threshold and falls between two of the stated performance levels listed above, the Award Multiplier will be calculated on a straight-line basis between the two stated Award Multipliers for those performance levels.

Appendix 1

The companies included for the Relative Total Stockholder Return assessment are those listed below.

	Company	Ticker
1.	ALLIANT TECHSYSTEMS INC	ATK
2.	BAE SYSTEMS PLC (ADR)	BAESY
3.	CACI INTERNATIONAL INC	CACI
4.	EXELIS INC	XLS
5.	GENERAL DYNAMICS CORP	GD
6.	HARRIS CORP	HRS
7.	HUNTINGTON INGALLS INDUSTRIES INC	HII
8.	LOCKHEED MARTIN CORP	LMT
9.	MANTECH INTERNATIONAL CORP	MANT
10.	NORTHROP GRUMMAN CORP	NOC
11.	RAYTHEON CO	RTN
12.	ROCKWELL COLLINS INC	COL
13.	SAIC	SAI
14.	TEXTRON INC	TXT
15.	URS CORP	URS